Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm



Abraxas Petroleum Corporation
San Antonio, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-48932, 33-48934, 33-72268, 33-81416, 33-81418)
and Form S-8 (No.  333-17375  and  333-17377 and  333-132971  and333-127480)  of
Abraxas Petroleum Corporation of our reports dated March 9, 2007, relating to the consolidated financial statements, and the effectiveness of Abraxas Petroleum Corporation's internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.


BDO Seidman, LLP
Dallas, Texas

March 9, 2007